UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2022

Equitrans Midstream Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-38629	83-0516635
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Energy Drive Canonsburg, Pennsylvania	15317
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (724) 271-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	ETRN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Shareholders of Equitrans Midstream Corporation (the Company) held on April 26, 2022 (the Annual Meeting), following the approval and recommendation of the Board of Directors of the Company (the Board), the Company’s shareholders approved the Equitrans Midstream Corporation Employee Stock Purchase Plan (the Plan). The material terms of the Plan are summarized under the heading “Item No. 3 - Approval of the Equitrans Midstream Corporation Employee Stock Purchase Plan” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on February 25, 2022 (the Proxy Statement), which summary is incorporated by reference herein. Such description of the Plan is qualified in its entirety by the full text of the Plan, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective as of April 26, 2022, the Board approved amendments to Section 3.07 of the Company’s Third Amended and Restated Bylaws (the Bylaws) to remove provisions which prohibited persons 76 years of age or older from being eligible for election, re-election or appointment to the Board and approved other immaterial changes.

Clean and marked copies of the Company’s Fourth Amended and Restated Bylaws (the Restated Bylaws) are filed herewith as Exhibits 3.1 and 3.2. The foregoing description of the Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Restated Bylaws filed herewith and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s shareholders considered four proposals, each of which is described in more detail in the Proxy Statement. The final vote results for each proposal were as follows:

Proposal 1*	Shares For	% Cast For	Shares Against	% Cast Against	Shares Abstained	Broker Non-Votes
Elected the individuals set forth below to the Board of Directors to serve a one-year term expiring at the 2023 annual meeting:
• Vicky A. Bailey	382,567,191	98.69%	4,777,343	1.23%	289,620	28,431,998
• Sarah M. Barpoulis	382,955,593	98.79%	4,376,975	1.12%	301,586	28,431,998
• Kenneth M. Burke	382,600,978	98.70%	4,725,116	1.21%	308,060	28,431,998
• Patricia K. Collawn	240,423,754	62.02%	146,922,400	37.90%	288,000	28,431,998
• Thomas F. Karam	378,229,692	97.57%	8,862,796	2.28%	541,666	28,431,998
• D. Mark Leland	381,804,482	98.49%	5,530,918	1.42%	298,754	28,431,998
• Norman J. Szydlowski	382,139,742	98.58%	5,201,883	1.34%	292,529	28,431,998
• Robert F. Vagt	385,338,735	99.40%	1,982,000	0.51%	313,419	28,431,998

Proposal 2*	Shares For	% Cast For	Shares Against	% Cast Against	Shares Abstained	Broker Non-Votes
Approved, on an advisory basis, the compensation of the Company’s named executive officers for 2021.	377,524,337	97.39%	9,628,873	2.48%	480,944	28,431,998

Proposal 3*	Shares For	% Cast For	Shares Against	% Cast Against	Shares Abstained	Broker Non-Votes
Approved the Equitrans Midstream Corporation Employee Stock Purchase Plan.	385,835,137	99.53%	1,536,334	0.39%	262,683	28,431,998

Proposal 4*	Shares For	% Cast For	Shares Against	% Cast Against	Shares Abstained	Broker Non-Votes
Ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2022.	415,009,799	99.74%	677,433	0.16%	378,920	N/A

* For purposes of all proposals above, abstentions, broker non-votes and the failure to vote were not votes cast and, accordingly, had no effect on the outcome of such proposals.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Fourth Amended and Restated Bylaws of Equitrans Midstream Corporation.

3.2	Fourth Amended and Restated Bylaws of Equitrans Midstream Corporation (Marked Version).

10.1	Equitrans Midstream Corporation Employee Stock Purchase Plan

104	Cover Page Interactive Data File-the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITRANS MIDSTREAM CORPORATION

Date: April 27, 2022	By:	/s/ Kirk R. Oliver
	Name:	Kirk R. Oliver
	Title:	Senior Vice President and Chief Financial Officer